EXHIBIT 99.1

SinglePoint Inc Announces Enhanced Market Position and Path to Near-Term Profitability

Acquires remaining interests in Boston Solar and implements strategic initiatives to drive value creation

Phoenix, AZ February 21 2024 – SinglePoint Inc. (CBOE:SING) or (the “Company”) a purpose driven leader in the renewable energy sector, is pleased to announce a significant step to achieving operational profitability – acquiring the remaining 19.9% interest in Boston Solar -- further solidifying its position as a market leader. The Company is currently executing on a comprehensive initiative aimed at optimizing Boston Solar’s operational efficiency, improving profitability, and delivering increased value to shareholders and customers.

"We find ongoing inspiration in the dedication, resilience and determination of the Boston Solar team. Despite encountering tough choices, particularly on the personnel level, we have diligently  made the necessary choices to ensure the prosperity of our business. Our substantial growth from $17 million 2022 revenue to $30 million in trailing twelve-month revenue serves as a testament to our success. However, our focus remains steadfast on achieving profitability, not merely  increasing revenue,” commented Wil Ralston, SinglePoint’s CEO.  “As we embark on the journey into 2024, we are filled with anticipation for our bright future alongside our exceptional team. The performance of our commercial operations team has surpassed expectations, and we are eagerly anticipating the unveiling of upcoming major developments. Rest assured, we will consistently provide updates as these projects progress and reach significant milestones."

Throughout January, Boston Solar implemented the path to profitability. Historically, Boston Solar has been built for top-line revenue growth. The Company has determined a growth-at-all-costs model is no longer a value proposition and profitability is key to positioning business for long-term sustainable growth. Boston Solar is projected to grow top-line this year with a core focus on maximizing profitability first. Management has identified and acted on six key factors to achieving near-term profitability:

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1. Acquired remaining interests of The Boston Solar Company - As of January 1, 2024, SinglePoint has successfully acquired the remaining 19.9% of The Boston Solar Company, a move that marks a milestone in the Company’s expansion strategy. This acquisition enhances its capabilities in the solar energy domain and ensures a more robust, streamlined offering to clients.

2. Appointment of Michael Morlino to lead Boston Solar operations - In a shakeup of the corporate structure, ownership of Boston Solar felt it was necessary to move Mr. Morlino into the daily decision-making position and lead Boston Solar. With over 20 years of executing at the highest operational level within DEVGRU/Seal Team Six and most recently private industry, he is positioned to successfully lead Boston Solar into profitability.

3. Strategic Evaluation for Operational Profitability - Throughout January 2024, Boston Solar’s leadership team under Mr. Morlino’s guidance conducted a thorough evaluation of its business operations. The clear goal became to achieve operational profitability by the end of Q2. This plan is not just a roadmap for profitability but also a commitment to our investors and stakeholders.

4. Cost Reductions - A comprehensive financial review has identified nearly $3 million in cost-saving opportunities. These savings will be realized through strategic procurement, process optimization, and leveraging new system processes, thereby enhancing financial performance without compromising on the quality of the Company’s services.

5. Right-Sizing Labor Force - To align with its commitment to operational efficiency and profitability, SinglePoint is right-sizing its labor force. This initiative will ensure cross-team efficiencies and a leaner, more agile organization. The Company is committed to handling this process with the utmost respect and support for all our employees.

6. Enhancing Operational Efficiency - A key focus of the Company’s plan is the removal of operational inefficiencies, particularly in improving the lead-to-sale timeline and subsequently the sale-to-install timeline, both resulting in improved cashflow, better customer service and maximized profitability. By streamlining processes and leveraging technology, the Company aims to enhance customer satisfaction and drive business growth.

In conclusion, these strategic initiatives mark a new chapter for SinglePoint and The Boston Solar Company. The Company remains confident that these changes will position it for long-term success and profitability, thereby enhancing shareholder value and reinforcing its commitment to being at the forefront of the renewable energy sector.

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About SinglePoint Inc.

SinglePoint Inc. is a renewable energy and sustainable lifestyle company focused on providing environmentally friendly energy efficiencies and healthy living solutions. SinglePoint is initially focused on building the largest network of renewable energy solutions and modernizing the traditional solar and energy storage model. The Company is also actively exploring future growth opportunities in air purification, electric vehicle charging, solar as a subscription service, and additional energy efficiencies and appliances that enhance sustainability and a healthier life. For more information, visit the Company's website (www.singlepoint.com) and connect on LinkedIn and Twitter.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934 and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential plans and objectives of the Company, the use of proceeds, anticipated growth and future expansion, are forward-looking statements that involve risks and uncertainties.

There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

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